UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 12, 2010

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 6, 2010, Boyd Gaming Corporation (the “Company”), on behalf of Marina District Finance Company, Inc. (“MDFC”), issued a press release announcing that MDFC had closed a $950 million debt financing, consisting of the establishment of a $150.0 million New Credit Facility (as defined below) and the issuance of $800 million of aggregate principal amount of Notes (as defined below, and together with the New Credit Agreement, the “Financing”). MDFC is a wholly owned subsidiary of Marina District Development Company, LLC (“MDDC”), which develops and owns Borgata Hotel Casino and Spa (the “Borgata”). Borgata is the Company’s 50% owned joint venture in Atlantic City, New Jersey.

The proceeds from the Financing were used to (i) pay fees and expenses related to the Financing; (ii) repay the Former Credit Facility (as defined below) and (iii) make a one-time distribution to Borgata’s joint venture owners. The distribution from Borgata to the Company was approximately $145 million. A copy of the Company’s press release announcing the Financing is provided as Exhibit 99.1 hereto and is incorporated herein by reference.

In connection with closing the Financing, the outstanding amounts under the Former Credit Agreement (as defined below), including all principal and accrued interest amounts, were repaid in full and the Former Credit Agreement was terminated.

Credit Facility

On August 6, 2010, MDFC and MDDC entered into a new payment priority secured revolving credit facility (the “New Credit Facility”) with certain financial institutions and Wells Fargo Bank, National Association, as administrative agent. The New Credit Facility replaces that certain First Amended and Restated Credit Agreement, dated as of October 20, 2004, among MDFC, MDDC, various lenders and Canadian Imperial Bank of Commerce, as administrative agent (the “Former Credit Facility”). The Former Credit Facility provided up to $740 million in aggregate availability and was scheduled to mature in January 2011.

The New Credit Facility provides for a $150.0 million senior secured revolving credit facility, of which $75.0 million was drawn at the closing. The New Credit Facility matures in August 2014.

The New Credit Facility is guaranteed on a senior secured basis by MDDC and any future subsidiaries of MDDC and is secured by a first priority lien on substantially all of the assets of MDFC, MDDC and any future subsidiaries of MDDC, subject to certain exceptions. The obligations under the New Credit Facility will have priority in payment to payment of the Notes.

Outstanding borrowings under the New Credit Facility accrue interest at a rate based upon either: (i) the highest of (a) the agent bank’s quoted prime rate, (b) the one-month Eurodollar rate plus 1.00%, and (c) the daily federal funds rate plus 1.50%, and in any event not less than 1.50% (such highest rate, the “base rate”), or (ii) the Eurodollar rate, plus with respect to each of clause (i) and (ii) an applicable margin as provided in the New Credit Facility. In addition, a commitment fee is incurred on the unused portion of the New Credit Facility ranging from 0.50% per annum to 1.00% per annum.

The New Credit Facility contains customary affirmative and negative covenants, including but not limited to the maintenance of (i) a minimum consolidated EBITDA over each trailing twelve-month period ending on the last day of each calendar quarter and (ii) a minimum liquidity as of the end of each calendar quarter. The New Credit Facility is subject to customary events of default.

A copy of the New Credit Facility is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the New Credit Facility is qualified in its entirety by reference to the terms of the New Credit Facility, as filed herewith.

Issuance of Notes

On August 4, 2010, MDFC entered into a purchase agreement with Banc of America Securities LLC, to sell $800 million of aggregate principal amount of senior secured notes (the “Notes”). The Notes were sold in two tranches, with $400 million aggregate principal amount of 9.500% senior secured notes due in October 2015 (the “2015 Notes”) and $400 million aggregate principal amount of 9.875% senior secured notes due in August 2018 (the “2018 Notes”).

The Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and in offshore transactions to non-U.S. persons under Regulation S under the Securities Act. In connection with the issuance of the Notes, MDFC and MDDC also entered into a Registration Rights Agreement with Banc of America Securities LLC, under which MDFC and MDDC agreed, among other things, subject to certain limitations, to register the exchange of the Notes for new notes with terms substantially identical in all material respects with the Notes.

The Notes were issued pursuant to an indenture dated as of August 6, 2010, by and among MDFC, MDDC and U.S. Bank National Association, as trustee (the “Indenture”). The Indenture provides that the 2015 Notes bear interest at an annual rate of 9.500%, payable semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on April 15, 2011. The 2018 Notes bear interest at an annual rate of 9.875%, payable semi-annually in cash in arrears on February 15 and August 15 of each year, beginning on February 15, 2011.

The Notes are guaranteed on a senior secured basis by MDDC and any future subsidiaries of MDDC, and are secured by a first priority lien on substantially all of the assets of MDFC, MDDC and any future subsidiaries of MDDC, subject to certain exceptions. The Notes are redeemable at MDFC’s option, subject to certain limitations, at various pre-determined redemption prices as provided by the terms of the Indenture.

The Indenture contains covenants that, subject to exceptions and qualifications specified in the Indenture, will, among other things, limit MDFC’s ability and the ability of MDDC to (i) incur additional indebtedness or liens; (ii) pay dividends or make distributions; (iii) make certain investments; (iv) sell or merge with other companies and (v) enter into certain types of transactions. Upon the occurrence of a change of control (as defined in the Indenture), MDFC will be required, unless certain conditions are met, to make an offer to repurchase the Notes at price equal to 101% of the principal amount the Notes, plus any accrued and unpaid interest to the date of purchase.

The Indenture contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-acceleration to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the trustee or the holders of at least 25% in principal amount of the then outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

A copy of the Indenture is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The foregoing description of the Indenture is qualified in its entirety by reference to the terms of the Indenture, as filed herewith. The Forms of 2015 Note and 2018 Note referenced herein are included as part of the Indenture filed herewith as Exhibit 10.2 and incorporated herein by reference, and the foregoing descriptions of the Notes are qualified by the terms of the Notes.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Credit Agreement, entered into as of August 6, 2010, among the MDFC, MDDC, the various financial institutions and Wells Fargo Bank, National Association.

10.2	Indenture, dated as of August 6, 2010, by and among the MDFC, MDDC and U.S. Bank National Association, as trustee.

10.3	Form of 9.500% Senior Secured Note due 2015 (included in Exhibit 10.2).

Exhibit Number	Description of Exhibit

10.4	Form of 9.875% Senior Secured Note due 2018 (included in Exhibit 10.2).

99.1	Press release of the Company, dated August 6, 2010.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boyd Gaming Corporation

Date: August 12, 2010	/s/ Josh Hirsberg
Josh Hirsberg Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Credit Agreement, entered into as of August 6, 2010, among the MDFC, MDDC, the various financial institutions and Wells Fargo Bank, National Association.

10.2	Indenture, dated as of August 6, 2010, by and among the MDFC, MDDC and U.S. Bank National Association, as trustee.

10.3	Form of 9.500% Senior Secured Note due 2015 (included in Exhibit 10.2).

10.4	Form of 9.875% Senior Secured Note due 2018 (included in Exhibit 10.2).

99.1	Press release of the Company, dated August 6, 2010.